EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED BY
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Annual Report of Flow International Corporation, a Washington corporation (the “Company”), on Form 10-K for the year ended April 30, 2009 as filed with the Securities and Exchange Commission (the “Report”), I, Charles M. Brown, Principal Executive Officer of the Company, and Allen M. Hsieh, the Principal Financial Officer of the Company certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that:
     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Charles M. Brown Charles M. Brown	June 26, 2009
Principal Executive Officer

/s/ Allen M. Hsieh	June 26, 2009
Allen M. Hsieh
Principal Financial Officer